Exhibit 10.2

Market Consulting Service Contract

Party A (the entrusting party): Primech Holdings Ltd ( Hereinafter referred to as Party A)

Party B (market consultant): Emmet International Ltd (Hereinafter referred to as Party B).

Party B serves as the market consulting service provider for Party A’s overseas business development. Both parties sign this contract on the basis of mutual benefit and compliance with relevant national policies and regulations.

1.	Basic conditions and service contents of market consulting service providers

I.	The market consultant must understand Party A’s business operation process and model, customer positioning direction and other related service contents, have the professional knowledge and management skills to provide relevant consulting services, and be familiar with Party A’s product service content, specific business processes and other related information. Personnel providing market consulting and consulting services must have a college degree or above or certain professional skills, and have certain language expression skills, interpersonal communication skills, organizational planning and coordination capabilities and adaptability. Party A has the authority to determine the qualifications of market service personnel.

II.	Market consulting services include: overseas market entry, industry research and vertical industry resource integration, management and strategic consulting services.

2.	Party A’s obligations

I.	Party A shall provide effective support to Party B.

II.	Party A shall provide Party B with the region and business objectives that it wishes to study, as well as relevant business material introduction and other cooperation.

III.	If Party A violates the regulations and causes damage to Party B, Party A shall bear relevant legal and compensation liabilities.

3.	Party B’s obligations

I.	Party B shall provide Party A with industry analysis of overseas markets and market entry strategies in accordance with Party A’s main business and international business requirements. Consultation, customer group analysis, detailed investigation of customer industries and customer levels that Party A is particularly concerned about, and market consulting services necessary to assist Party A in business development. Party A’s management system and professional ethics should be observed in the market consulting business. Keep Party A’s business secrets secret. (See appendix 1 for details)

II.	If Party B violates Party A’s regulations and causes damage to Party A, Party B shall bear relevant legal responsibilities and compensate for corresponding economic losses.

III.	Party B shall actively participate in the coordination and handling of disputes and controversies between Party A and its customers.

4.	Payment/Settlement Method

A total of 1,000,000 shares of the Company’s common stock with restrictions under the Securities Act of 1933, as amended (collectively, the “Shares”) as a fee for Consultant’s services. The Shares will be issued to the Consultant or its designee in a single installment within five (5) business days following the signing of the Agreement or subject to the law of Singapore, and all Shares will be deemed paid in full upon issuance. To avoid confusion, the Parties agree that for purposes of Regulation 144 under the Securities Act of 1933, as amended, the Shares will be held for a period of time commencing on the date of issuance.

5.	Contract term, termination and cancellation

I.	The contract is valid from 15 June, 2024 to 14 December, 2024.

II.	During the contract period, if Party A and Party B have new contract terms and requirements, both parties shall sign a new written supplementary agreement after negotiation.

III.	This contract is terminated under the following circumstances. The party who proposes to terminate the contract shall notify the other party in writing one month in advance, and both parties shall terminate this contract by consensus;

IV.	If the contract cannot be continued to be performed or is unnecessary due to force majeure or unexpected events, both parties may request for termination.

V.	If one party expressly states that it will not perform its obligations or takes actions to indicate that it will not perform its obligations, the other party may terminate the contract;

VI.	If one party to this contract encounters major difficulties in its business operations, is on the verge of bankruptcy, enters a legal reorganization period, or is liquidated, either party may terminate this contract.

VII.	Dispute resolution. The parties to the contract should discuss possible differences amicably. If necessary, both parties can jointly hire the Hong Kong International Arbitration Center (hereinafter referred to as “HKIAC”) for arbitration or mediation in Hong Kong. Unless the parties agree otherwise, the arbitrator shall be selected by the HKIAC Arbitration Commission.

6.	Confidentiality Clause

The Consultant agrees to strictly maintain confidentiality regarding the Company’s business, operations or prospects and shall not disclose the Company’s trade secrets or other confidential information to any third party without the prior consent of the Company.

7.	Supplementary Provisions

I.	This contract is effective upon signature and seal of both parties. Any changes must be agreed upon by both parties and confirmed in writing.

II.	Both Party A and Party B have the responsibility to keep this contract confidential and shall not disclose it to a third party. Otherwise, the losses caused to the other party shall be borne by the responsible party. This clause will continue to be effective within one year after the termination of this contract.

III.	If one party changes its mailing address or other contact information, it shall notify the other party of the changed address and contact information within ten days from the date of change. Otherwise, the changing party shall be responsible for all consequences.

IV.	This contract is made in two copies, with Party A and Party B each holding one copy.

Party A: Primech Holdings Ltd

Legal Representative (Signature):
Date: 15 June 2024

Party B: Emmet International Ltd.

Legal Representative (Signature):
Date: June 15, 2024

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